                                                                    EXHIBIT 99.1


Contact(s):   Media Inquiries:                     Visteon Corporation
              Liane Smyth                          Public Affairs
              313-755-2916                         5500 Auto Club Drive
              lsmyth1@visteon.com                  Dearborn, MI  48126
                                                   Facsimile: 313-755-7983


              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com


                                                                  [VISTEON LOGO]

[NEWS RELEASE]


VISTEON DECLARES FIRST QUARTER DIVIDEND

DEARBORN, Mich., Feb. 13, 2002 -- The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on March 15, 2002, to shareholders of record as of March 1, 2002. This is Visteon's seventh dividend announcement since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 80,000 employees and a global delivery system of more than 160 technical, manufacturing, sales, and service facilities located in 25 countries.

                                       ###

      Visteon news releases, photographs and product specification details are available at www.visteon.com